Exhibit 99.1

CONTACT:

Investors/Media	Media
Blaine Davis	KevinWiggins
(610) 459-7158	(610) 459-7281

Investors
Jonathan Neely
(610) 459-6645

ENDO PHARMACEUTICALS REPORTS STRONG FOURTH QUARTER FINANCIAL RESULTS; PROVIDES 2012 FINANCIAL GUIDANCE

•

Total quarterly revenues of $803 million increase 57 percent versus prior year; branded pharmaceuticals revenues grow 16 percent, reflecting strong performance of OPANA® ER, Voltaren® Gel and LIDODERM®; Generics revenues grow 23 percent on a pro forma basis

•	Reported quarterly diluted EPS of $0.30 versus $0.77 for prior year

•	Adjusted diluted EPS of $1.40 reflecting growth of 32 percent from 2010

•	Reported annual diluted EPS of $1.55, down 30 percent from prior year; adjusted diluted EPS of $4.69, reflecting growth of 35 percent from 2010

•	Company issues 2012 guidance for revenue of $3.15 to $3.30 billion and adjusted diluted EPS of $5.00 to $5.20; expects reported or GAAP diluted EPS of $2.60 to $2.80

CHADDS FORD, Pa., Feb. 24, 2012— Endo Pharmaceuticals (Nasdaq: ENDP) today reported financial results for the fourth quarter of 2011.

Total revenues during the fourth quarter of 2011 increased 57 percent to $803.4 million, compared with $511.2 million in the same quarter of 2010. Net income for the three months ended Dec. 31, 2011, was $36.6 million, compared with $93.0 million in the comparable 2010 period.

Additionally, adjusted net income for the three months ended Dec. 31, 2011, was $168.2 million, up 32 percent, compared with $127.6 million in the same period in 2010. Reported diluted earnings per share for the quarter ended Dec. 31, 2011, were $0.30 compared with $0.77 reported in the fourth quarter of 2010. Adjusted diluted earnings per share for the same period were $1.40, up 32 percent from $1.06 reported in 2010.

“Endo has built a diversified platform of healthcare businesses that span branded pharmaceuticals, generics, medical devices and services, and our 2011 financial performance reinforces the execution of our growth strategy and evolution through acquisition, as well as the organic contributions and strengths of each of our business segments,” said Dave Holveck, president and CEO of Endo. “We look forward to updating our investors on the sustainable growth story of our diversified business and how we are exploring new ways to deliver integrated solutions that create value for key constituencies.”

FINANCIAL PERFORMANCE AT A GLANCE

($ in thousands, except per share amounts)
	4th Quarter			Twelve Months Ended December 31
	2011	2010	Change	2011	2010	Change
Total Revenues	$803,406	$511,190	57%	$2,730,121	$1,716,229	59%
Reported Net Income	36,594	92,985	(61)%	187,613	259,006	(28)%
Reported Diluted EPS	0.30	0.77	(61)%	1.55	2.20	(30)%
Adjusted Net Income	168,186	127,641	32%	568,153	410,361	38%
Adjusted Diluted EPS	$1.40	$1.06	32%	$4.69	$3.48	35%

BRANDED PHARMACEUTICALS

Branded pharmaceutical sales of $458 million for the fourth quarter 2011 represented an increase of 16 percent versus the prior year. The fourth quarter performance of OPANA ER, Voltaren Gel and LIDODERM contributed to a strong full year for Endo’s branded pharmaceuticals segment, which grew 13 percent versus 2010. In the fourth quarter, OPANA ER net sales grew 46 percent on prescription growth of 40 percent. Voltaren Gel net sales grew 23 percent on prescription growth of 34 percent. Net sales of LIDODERM grew 12 percent on flat prescription growth. The increase in LIDODERM net sales reflects changes as of mid November 2011, with respect to royalty obligations among Endo, Hind Healthcare, Inc., and Teikoku Seiyaku Co., Ltd.; changes which have been previously described in our filings with the U.S. Securities and Exchange Commission.

On Dec. 12, 2011, we announced the receipt of U.S. Food and Drug Administration (FDA) approval of our new formulation of OPANA ER designed to be crush-resistant. The approval represents a significant milestone for Endo’s branded pharmaceuticals portfolio. Endo believes that this new formulation of OPANA ER, coupled with our long-term commitment to awareness and education around the appropriate use of opioids, will benefit patients, physicians and payers. Additionally, a new patent was issued during the 4th quarter, (U.S. patent number 8,075,872) covering the new formulation of OPANA ER and is expected to provide protection until November 2023 for the new formulation of Opana ER.

On Jan. 6, 2012, Endo announced the signing of a worldwide license and development agreement with U.S.-based BioDelivery Sciences International for BEMA® Buprenorphine. The addition of BEMA Buprenorphine reflects Endo’s continued commitment to its Branded Pharmaceuticals pain franchise and will broaden Endo’s portfolio of therapeutics, allowing it to offer an integrated suite of products that currently include OPANA ER, Voltaren Gel and LIDODERM, as well as a broad range of generic pain products.

GENERICS

Generics sales of $151 million for the fourth quarter 2011 represented an increase of 131 percent over last year, reflecting Endo’s acquisition of Qualitest Pharmaceuticals in November 2010. For the twelve months ended December 31, 2011, generic sales increased approximately $420 million, an increase of 287 percent, driven by the acquisition of Qualitest Pharmaceuticals. On a pro forma basis, generics sales grew 21 percent in 2011, reflecting the ability to capitalize on new business opportunities in generic pharmaceuticals.

DEVICES

Devices sales, driven by the June 2011 acquisition of American Medical Systems (AMS), were $142 million for the fourth quarter. Men’s Health, led by sales of the AMS 800® Artificial Urinary Sphincter, grew 7 percent on a pro forma basis in the fourth quarter of 2011, compared with same period last year. Benign prostatic hyperplasia (BPH), led by the increasing share of procedural volumes for the GreenLight XPS™ console and the accompanying MoXy fiber, grew 1 percent on a pro forma basis in the fourth quarter of 2011. Women’s Health continued to experience pressure in the fourth quarter of 2011, following a September FDA Advisory Committee meeting, which met to discuss the use of surgical mesh products in the repair of pelvic organ prolapse and stress urinary incontinence.

SERVICES

Services sales of $52 million for the fourth quarter 2011 represented an increase of 2 percent over last year, as a result of improved access to equipment for patients and physicians. The company expects improved top-line growth from the Services segment in 2012 and beyond from an expanding set of partnerships in our Endocare® cryoablation therapy as well as our pilot programs involving the sales of this device through the AMS channel. In the fourth quarter of 2011, HealthTronics Inc., completed the strategic acquisitions of Intuitive Medical Software (IMS) and meridianEMR, Inc., two providers of electronic medical records for urologists, that provide access to approximately 1,850 urologists using data platforms that will enhance service offerings in urology practice management.

Balance Sheet Update

During the fourth quarter of 2011, Endo made payments of approximately $140 million to reduce the outstanding principal of term-loan debt associated with the acquisition of AMS. For the full year ending Dec. 31, 2011, Endo made payments of approximately $290 million to reduce the outstanding principal of term-loan debt associated with the acquisition of AMS. At Dec. 31, 2011, the company’s debt to adjusted EBITDA ratio is

3.0 times. The company believes that it will achieve its objective of reducing its debt to adjusted EBITDA ratio to 2.0 to 2.5 times in 2013.

2012 FINANCIAL GUIDANCE

Endo’s estimates are based on projected results for the twelve months ended Dec. 31, 2012. The company’s guidance for reported (GAAP) earnings per share does not include any estimates for the potential future changes in the fair value of contingent consideration, certain separation benefits, asset impairment charges or for potential new corporate development transactions. For the full year ended Dec. 31, 2012, Endo estimates:

•	Total revenue between $3.15 billion and $3.30 billion

•	Total Branded Pharmaceuticals segment revenue between $1.740 billion and $1.800 billion

•	Total Generics segment revenue between $635 million and $675 million

•	Total Devices segment revenue between $530 million and $570 million

•	Total Services segment revenue between $240 million and $260 million

•	Reported (GAAP) diluted earnings per share between $2.60 and $2.80

•	Adjusted diluted earnings per share between $5.00 and $5.20

•	Cash flow from operations between $750 million and $850 million

•	Capital expenditures to be approximately $100 million

Endo’s 2012 guidance is based on certain current assumptions including:

•	Adjusted gross margin between 68 percent and 69 percent

•	Adjusted effective tax rate of between 30.5 percent and 31.5 percent

•	Weighted average number of common shares outstanding of 122 million shares for the year ended Dec. 31, 2012

•	Manufacturing of the new formulation of Opana ER to be at commercial scale by early Q2

•	Manufacturing of Voltaren Gel to an alternate Novartis location with product returning to market in limited capacity in early Q2, and returning to full capacity by end of Q2

•	Continued pressure in our AMS female surgical mesh business as a result of 2011 FDA Advisory Committee meeting

•	Strong business performance from our branded business portfolio of products and from Generics

Conference Call Information

Endo will conduct a conference call with financial analysts to discuss this news release today at 8:30 a.m. ET. Investors and other interested parties may call 800-561-2718 (domestic) or +1 617-614-3525 (international) and enter passcode 29896529. Please dial in 10 minutes prior to the scheduled start time.

A replay of the call will be available from Feb. 24 at 10:30 p.m. ET until 12:00 p.m. ET on Mar. 9, 2012 by dialing 888-286-8010 (domestic) or +1 617-801-6888 (international) and entering passcode 35294180.

A simultaneous webcast of the call can be accessed by visiting www.endo.com. In addition, a replay of the webcast will be available until 12:00 p.m. ET on Mar. 9, 2012. The replay can be accessed by clicking on “Events” in the Investor Relations section of the website.

Supplemental Financial Information

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the three months ended Dec. 31, 2011 and Dec. 31, 2010 (in thousands, except per share data):

Three Months Ended December 31, 2011 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$803,406	$—		$803,406

COSTS AND EXPENSES:
Cost of revenues	294,781	(61,449	)(1)	233,332
Selling, general and administrative	242,656	(17,225	)(2)	225,431
Research and development	55,432	(752	)(3)	54,680
Asset impairment charges	93,398	(93,398	)(4)	—
Acquisition-related items, net	4,121	(4,121	)(5)	—

OPERATING INCOME	$113,018	$176,945		$289,963

INTEREST EXPENSE, NET	50,882	(4,938	)(6)	45,944
LOSS ON EXTINGUISHMENT OF DEBT, NET	3,371	(3,371	)(7)	—
OTHER INCOME, NET	(491)	—		(491)

INCOME BEFORE INCOME TAX	$59,256	$185,254		$244,510

INCOME TAX	9,343	53,662	(8)	63,005

CONSOLIDATED NET INCOME	$49,913	$131,592		$181,505

Less: Net income attributable to noncontrolling interests	(13,319)	—		(13,319)

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$36,594	$131,592		$168,186

DILUTED EARNINGS PER SHARE	$0.30			$1.40
DILUTED WEIGHTED AVERAGE SHARES	120,418			120,418

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $51,925, the impact of inventory step-up recorded as part of acquisition accounting of $8,720, and certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $804.
(2)	To exclude certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $3,419, amortization of customer relationships of $2,543 and the accrual of an unfavorable court decision and attorneys’ fees in the matter of Allmed Systems Inc. d/b/a Lisa Laser USA, Inc. and Lisa Laser Products OHG. vs. HealthTronics, Inc. of $11,263, which is currently pending appeal.
(3)	To exclude milestone payments to partners.
(4)	To exclude asset impairment charges.
(5)	To exclude acquisition-related costs of $4,026 and a loss of $95 recorded to reflect the change in fair value of the contingent consideration associated with the Qualitest acquisition.
(6)	To exclude additional interest expense as a result of adopting ASC 470-20.
(7)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt upon our 2011 prepayments on our Term Loan indebtedness.
(8)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Three Months Ended December 31, 2010 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$511,190	$—		$511,190

COSTS AND EXPENSES:
Cost of revenues	169,548	(35,119	)(1)	134,429
Selling, general and administrative	143,203	(675	)(2)	142,528
Research and development	39,256	(4,650	)(3)	34,606
Asset impairment charges	22,000	(22,000	)(4)	—
Acquisition-related items, net	(12,339)	12,339	(5)	—

OPERATING INCOME	$149,522	$50,105		$199,627

INTEREST EXPENSE, NET	13,834	(4,476	)(6)	9,358
OTHER INCOME, NET	(1,454)	—		(1,454)

INCOME BEFORE INCOME TAX	$137,142	$54,581		$191,723

INCOME TAX	31,409	19,925	(7)	51,334

CONSOLIDATED NET INCOME	$105,733	$34,656		$140,389

Less: Net income attributable to noncontrolling interests	(12,748)	—		(12,748)

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$92,985	$34,656		$127,641

DILUTED EARNINGS PER SHARE	$0.77			$1.06
DILUTED WEIGHTED AVERAGE SHARES	120,516			120,516

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $30,244 and the impact of inventory step-up recorded as part of acquisition accounting of $4,875.
(2)	To exclude certain costs and separation benefits incurred in connection with continued efforts to enhance the Company’s operations.
(3)	To exclude milestone and upfront payments to partners.
(4)	To exclude asset impairment charges.
(5)	To exclude acquisition-related costs of $41,231 as well as the impact, under purchasing accounting, of a gain recorded to reflect the change in the company’s current estimate of fair value, in accordance with GAAP, of the contingent consideration associated with the Indevus acquisition of ($53,570).
(6)	To exclude additional interest expense as a result of adopting ASC 470-20 of $4,508 and to exclude amortization of the premium on debt acquired from Indevus of ($32).
(7)	To reflect the cash tax savings resulting from the Indevus, HealthTronics, Penwest and Qualitest acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

The following tables provide a reconciliation of our reported (GAAP) statements of operations to our adjusted statements of operations for each of the twelve months ended Dec. 31, 2011 and Dec.31, 2010 (in thousands, except per share data):

Twelve Months Ended December 31, 2011(unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$2,730,121	$—		$2,730,121

COSTS AND EXPENSES:
Cost of revenues	1,065,208	(245,089	)(1)	820,119
Selling, general and administrative	824,534	(37,402	)(2)	787,132
Research and development	182,286	(19,098	)(3)	163,188
Asset impairment charges	116,089	(116,089	)(4)	—
Acquisition-related items, net	33,638	(33,638	)(5)	—

OPERATING INCOME	$508,366	$451,316		$959,682

INTEREST EXPENSE, NET	148,024	(18,952	)(6)	129,072
LOSS ON EXTINGUISHMENT OF DEBT, NET	11,919	(11,919	)(7)	—
OTHER INCOME, NET	(3,268)	2,636	(8)	(632)

INCOME BEFORE INCOME TAX	$351,691	$479,551		$831,242

INCOME TAX	109,626	99,011	(9)	208,637

CONSOLIDATED NET INCOME	$242,065	$380,540		$622,605

Less: Net income attributable to noncontrolling interests	(54,452)	—		(54,452)

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$187,613	$380,540		$568,153

DILUTED EARNINGS PER SHARE	$1.55			$4.69
DILUTED WEIGHTED AVERAGE SHARES	121,178			121,178

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $184,496, the impact of inventory step-up recorded as part of acquisition accounting of $49,438, certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $2,155 and milestone payments to partners of $9,000.
(2)	To exclude certain integration costs and separation benefits incurred in connection with continued efforts to enhance the company’s operations of $19,666, amortization of customer relationships of $6,473 and the accrual of an unfavorable court decision and attorneys’ fees in the matter of Allmed Systems Inc. d/b/a Lisa Laser USA, Inc. and Lisa Laser Products OHG. vs. HealthTronics, Inc. of $11,263, which is currently pending appeal.
(3)	To exclude milestone payments to partners.
(4)	To exclude asset impairment charges.
(5)	To exclude acquisition-related costs of $41,001 and a gain of $(7,363) recorded to reflect the change in fair value of the contingent consideration associated with the Indevus and Qualitest acquisitions.
(6)	To exclude additional interest expense as a result of adopting ASC 470-20.
(7)	To exclude the unamortized debt issuance costs written off and recorded as a loss on extinguishment of debt of $8,548 upon the early termination of our 2010 Credit Facility and $3,371 upon our 2011 prepayments on our Term Loan indebtedness.
(8)	To exclude a gain on hedging activities for foreign currencies.
(9)	To reflect the cash tax savings results from our recent acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

Twelve Months Ended December 31, 2010 (unaudited)	Actual Reported (GAAP)	Adjustments		Adjusted
REVENUES	$1,716,229	$—		$1,716,229

COSTS AND EXPENSES:
Cost of revenues	504,757	(90,263	)(1)	414,494
Selling, general and administrative	547,605	(16,733	)(2)	530,872
Research and development	144,525	(24,362	)(3)	120,163
Asset impairment charges	35,000	(35,000	)(4)	—
Acquisition-related items, net	18,976	(18,976	)(5)	—

OPERATING INCOME	$465,366	$185,334		$650,700

INTEREST EXPENSE, NET	46,601	(16,983	)(6)	29,618
OTHER INCOME, NET	(1,933)	(239	)(7)	(2,172)

INCOME BEFORE INCOME TAX	$420,698	$202,556		$623,254

INCOME TAX	133,678	51,201	(8)	184,879

CONSOLIDATED NET INCOME	$287,020	$151,355		$438,375

Less: Net income attributable to noncontrolling interests	(28,014)	—		(28,014)

NET INCOME ATTRIBUTABLE TO ENDO PHARMACEUTICALS HOLDINGS INC.	$259,006	$151,355		$410,361

DILUTED EARNINGS PER SHARE	$2.20			$3.48
DILUTED WEIGHTED AVERAGE SHARES	117,951			117,951

Notes to reconciliation of our GAAP statements of operations to our adjusted statements of operations:

(1)	To exclude amortization of commercial intangible assets related to marketed products of $83,974 and the impact of inventory step-up recorded as part of acquisition accounting of $6,289.
(2)	To exclude certain costs incurred with connection with continued efforts to enhance the Company’s operations.
(3)	To exclude a milestone-like payment and milestone and upfront payments to partners of $23,850 and certain costs incurred in connection with continued efforts to enhance the cost structure of the company of $512.
(4)	To exclude asset impairment charges.
(5)	To exclude acquisition-related costs of $70,396 as well as the impact, under purchase accounting, of a gain recorded to reflect the change in the company’s current estimate of fair value, in accordance with GAAP, of the contingent consideration associated with the Indevus acquisition of ($51,420).
(6)	To exclude additional interest expense as a result of adopting ASC 470-20 of $17,296 and to exclude amortization of the premium on debt acquired from Indevus of ($313).
(7)	To exclude changes in fair value of financial instruments, net.
(8)	To reflect the cash tax savings resulting from the Indevus, HealthTronics, Penwest and Qualitest acquisitions and the tax effect of the pre-tax adjustments above at applicable tax rates.

See Endo’s Current Report on Form 8-K filed today with the Securities and Exchange Commission for additional non-GAAP reconciliations and for an explanation of Endo’s reasons for using non-GAAP measures.

Reconciliation of Projected GAAP Diluted Earnings Per Share to Adjusted Diluted

Earnings Per Share Guidance for 2012

	Year Ending December 31, 2012
Projected GAAP diluted income per common share	$2.60	To	$2.80
Upfront and milestone-related payments to partners	$0.76		$0.76
Amortization of commercial intangible assets and inventory step-up	$1.89		$1.89
Acquisition and integration costs related to recent acquisitions.	$0.10		$0.10
Interest expense adjustment for ASC 470-20 and other treasury related items	$0.21		$0.21
Tax effect of pre-tax adjustments at the applicable tax rates and certain other expected cash tax savings as a result of recent acquisitions	($0.56)		($0.56)
Diluted adjusted income per common share guidance	$5.00	To	$5.20

The company’s guidance is being issued based on certain assumptions including:

•	Certain of the above amounts are based on estimates and there can be no assurance that Endo will achieve these results.

•	Includes all completed business development transactions as of February 24, 2012.

About Endo

Endo Pharmaceuticals Holdings is a U.S.-based, specialty healthcare solutions company with a diversified business model, operating in three key business segments - branded pharmaceuticals, generics and devices and services. We deliver an innovative suite of complementary products and services to meet the needs of patients in areas such as pain management, pelvic health, urology, endocrinology and oncology. For more information about Endo Pharmaceuticals Holdings and its businesses Endo Pharmaceuticals Inc., American Medical Systems, HealthTronics and Qualitest Pharmaceuticals, please visit http://www.endo.com/.

(Tables Attached)

The following tables present Endo’s unaudited Net Revenues for the three and twelve months ended Dec.31, 2011 and 2010:

Endo Pharmaceuticals Holdings Inc.

Net Revenues (unaudited)

(in thousands)

	Three Months Ended December 31			Twelve Months Ended December 31
	2011	2010	Percent Growth	2011	2010	Percent Growth
Branded Pharmaceuticals

LIDODERM®	$232,252	$207,649	12%	$825,181	$782,609	5%
OPANA® ER	109,118	74,734	46%	384,339	239,864	60%
Voltaren® Gel	38,488	31,309	23%	142,701	104,941	36%
PERCOCET®	21,835	30,919	(29)%	104,600	121,347	(14)%
FROVA®	15,994	15,401	4%	58,180	59,299	(2)%
SUPPRELIN® LA	13,683	13,096	4%	50,115	46,910	7%
VANTAS®	8,366	4,001	109%	18,978	16,990	12%
VALSTAR®	5,301	4,756	11%	21,521	14,120	52%
FORTESTA® Gel	5,401	—	NM	14,869	—	NM

Other Branded Products[1]	4,224	10,071	(58)%	21,751	68,599	(68)%
Royalty and Other Revenue	3,813	3,274	16%	15,532	12,893	20%

Total Branded Pharmaceuticals	$458,475	$395,210	16%	$1,657,767	$1,467,572	13%

Total Generics	$151,423	$65,522	131%	$566,854	$146,513	287%

Devices
Men’s Health	$69,520	$—	NM	$145,836	$—	NM
Women’s Health	39,482	—	NM	85,509	—	NM
BPH Therapy	32,966	—	NM	68,954	—	NM

Total Devices	$141,968	$—	NM	$300,299	$—	NM

Total Services	$51,540	$50,458	2%	$205,201	$102,144	101%

Total Revenue	$803,406	$511,190	57%	$2,730,121	$1,716,229	59%

[1]	To conform to current year presentation, net sales from our immediate-release formulation of OPANA have been reclassified and are now included within other branded product results.

The following table presents Endo’s unaudited Pro forma Net Revenues for the eight quarters ended Dec. 31, 2011 giving effect to the AMS acquisition, the Qualitest acquisition, the Penwest acquisition and the HealthTronics, Inc. acquisition as if they had occurred on Jan. 1, 2010 :

Endo Pharmaceuticals Holdings Inc.

Net Pro Forma Revenues (unaudited)

(in thousands)

	2010				2011
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Branded Pharmaceuticals

LIDODERM®	$182,607	$196,090	$196,263	$207,649	$189,725	$195,840	$207,364	$232,252
OPANA® ER	49,766	56,555	58,809	74,734	84,615	92,853	97,753	109,118
Voltaren® Gel	20,362	26,323	26,947	31,309	31,298	36,655	36,260	38,488
PERCOCET®	28,673	31,805	29,950	30,919	26,960	27,675	28,130	21,835
FROVA®	15,082	14,680	14,136	15,401	13,208	14,163	14,815	15,994
SUPPRELIN® LA	10,587	12,209	11,018	13,096	11,222	12,515	12,695	13,683
VANTAS®	4,389	4,960	3,640	4,001	3,545	2,054	5,013	8,366
VALSTAR®	3,750	4,016	1,598	4,756	4,801	5,124	6,295	5,301
FORTESTA® Gel	—	—	—	—	(969)	2,028	8,409	5,401

Other Branded Products[1]	19,257	19,799	19,472	10,071	6,970	5,609	4,948	4,224
Royalty and Other Revenue	5,911	3,647	4,101	3,325	4,221	3,751	3,829	3,813

Total Branded Pharmaceuticals	$340,384	$370,084	$365,934	$395,261	$375,596	$398,267	$425,511	$458,475
Total Generics	$105,809	$112,075	$126,663	$122,791	$134,409	$133,047	$147,975	$151,423
Devices
Men’s Health	$64,480	$61,361	$55,177	$65,221	$67,407	$47,790	$66,548	$69,520
Women’s Health	42,748	44,491	41,192	48,816	45,325	46,689	38,240	39,482
BPH Therapy	25,911	29,176	26,890	32,615	28,054	29,784	26,731	32,966
Uterine Health[2]	1,787	1,340	770	341	—	—	—	—

Total Devices	$134,926	$136,368	$124,029	$146,993	$140,786	$124,263	$131,519	$141,968

Total Services[3]	$48,389	$50,300	$51,686	$50,458	$50,103	$49,485	$54,073	$51,540

Total Revenue	$629,508	$668,827	$668,312	$715,503	$700,894	$705,062	$759,078	$803,406

[1]	To conform to current year presentation, net sales from our immediate-release formulation of Opana have been reclassified and are now included within other branded product results.
[2]

The uterine health product line, Her Option® was sold to a third party in February 2010. Revenues for 2010 consist of end-customer revenue earned prior to the date of sale, in addition to revenue earned as part of the product supply agreement with CooperSurgical, Inc., which continued through the fourth quarter of 2010.

[3]

The services segment does not include the pro forma impact of pre-acquisition revenues from the recently acquired electronic medical records providers, Intuitive Medical Software (IMS) and meridianEMR, Inc.

The following table presents unaudited condensed consolidated Balance Sheet data at Dec. 31, 2011 and Dec. 31, 2010:

	December 31, 2011	December 31, 2010
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$547,620	$466,214
Accounts receivable, net	733,222	547,807
Inventories, net	262,419	178,805
Other assets	244,835	166,708

Total current assets	$1,788,096	$1,359,534
PROPERTY, PLANT AND EQUIPMENT, NET	297,731	215,295
GOODWILL	2,558,041	715,005
OTHER INTANGIBLES, NET	2,504,124	1,531,760
OTHER ASSETS	144,591	90,795

TOTAL ASSETS	$7,292,583	$3,912,389

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accrued expenses	$993,216	$710,835
Other current liabilities	128,562	24,993

Total current liabilities	$1,121,778	$735,828
DEFERRED INCOME TAXES	617,677	217,334
LONG-TERM DEBT, LESS CURRENT PORTION, NET	3,424,329	1,045,801
OTHER LIABILITIES	89,208	110,097

STOCKHOLDERS’ EQUITY:
Total Endo Pharmaceuticals Holdings Inc. stockholders’ equity	$1,977,690	$1,741,591
Noncontrolling interests	61,901	61,738

Total stockholders’ equity	$2,039,591	$1,803,329

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,292,583	$3,912,389

The following table presents unaudited condensed consolidated statement of cash flow data for the twelve months ended Dec. 31, 2011 and 2010:

	2011	2010
OPERATING ACTIVITIES:
Consolidated net income	$242,065	$287,020
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	237,414	108,404
Stock-based compensation	46,013	22,909
Amortization of debt issuance costs and premium / discount	32,788	22,013
Asset impairment charges	116,089	35,000
Other	(71,835)	(65,372)
Changes in assets and liabilities which provided cash:	99,581	43,672

Net cash provided by operating activities	702,115	453,646

INVESTING ACTIVITIES:
Purchases of property, plant and equipment, net	(59,383)	(19,891)
Proceeds from investments and sales of trading securities	85,025	231,125
Acquisition, net of cash acquired	(2,393,397)	(1,105,040)
Other	(6,337)	(2,517)

Net cash used in investing activities	(2,374,092)	(896,323)

FINANCING ACTIVITIES:
Proceeds from debt, net of principal payments	1,891,584	279,955
Deferred financing fees	(82,504)	(13,563)
Purchase of common stock	(34,702)	(58,974)
Distributions to noncontrolling interests	(53,997)	(28,870)
Other	32,300	21,881

Net cash provided by financing activities	1,752,681	200,429

Effect of foreign exchange rate	702	—
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	81,406	(242,248)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	466,214	708,462

CASH AND CASH EQUIVALENTS, END OF PERIOD	$547,620	$466,214

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements including words such as “believes,” “expects,” “anticipates,” “intends,” “estimates,” “plan,” “will,” “may,” “look forward,” “intend,” “guidance,” “future” or similar expressions are forward-looking statements. Because these statements reflect our current views, expectations and beliefs concerning future events, these forward-looking statements involve risks and uncertainties. Investors should note that many factors, as more fully described under the caption “Risk Factors” in our Form 10-K, Form 10-Q and Form 8-K filings with the Securities and Exchange Commission and as otherwise enumerated herein or therein, could affect our future financial results and could cause our actual results to differ materially from those expressed in forward-looking statements contained in our Annual Report on Form 10-K. The forward-looking statements in this press release are qualified by these risk factors. These are factors that, individually or in the aggregate, could cause our actual results to differ materially from expected and historical results. We assume no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

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